Exhibit 99.1

PLACER SIERRA BANCSHARES

PRESS RELEASE

JANUARY 24, 2007

For more information contact:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Frank J. Mercardante, CEO	Tony Rossi
David E. Hooston, CFO	(310) 854-8317
(916) 554-4750

PLACER SIERRA BANCSHARES REPORTS NET INCOME OF $7.9 MILLION

FOR THE FOURTH QUARTER OF 2006

Sacramento, California – January 24, 2007 – Placer Sierra Bancshares (NASDAQ: PLSB), a $2.6 billion asset commercial banking company serving the Northern, Central and Southern California markets, today announced financial results for the fourth quarter and the year ended December 31, 2006.

Net income for the quarter ended December 31, 2006 was $7.9 million, or $0.35 per diluted share, compared with net income of $6.9 million, or $0.45 per diluted share, for the same period of 2005. Fourth quarter 2006 results include a pre-tax loss of $1.7 million ($986,000 after taxes), or the equivalent of $0.04 per diluted share, related to the sale of investment securities available-for-sale as part of a balance sheet restructuring initiative, which had a book value of $105.4 million at the time of sale.

Net income for the year ended December 31, 2006 was $22.6 million, or $1.16 per diluted share, compared with net income of $24.8 million, or $1.63 per diluted share for the same period of 2005. Year-to-date 2006 results include $11.0 million ($6.4 million after taxes), or the equivalent of $0.33 per diluted share, in charges affecting the loss on sale of investment securities, salaries and benefits, impairment of long-lived assets and other expenses taken over the course of the year which management does not consider part of ongoing operating results, as noted in the Financial Measures section below.

Fourth quarter 2006 and year-to-date change in financial position, operating results and earnings per share reflect the increase in net assets and earnings attributable to the acquisition of Southwest Community Bancorp (Southwest) as of the close of business on June 9, 2006, offset by the increase in the number of shares outstanding resulting from the issuance of new shares of common stock in connection with this all-stock acquisition.

PENDING MERGER

On January 9, 2007, Placer Sierra Bancshares (Placer or the Company) and Wells Fargo & Company (Wells Fargo) entered into a definitive agreement for Wells Fargo to acquire Placer in a stock-for-stock merger. The transaction, pending approvals from regulators and Placer’s shareholders, is expected to be completed by mid-year 2007.

FOURTH QUARTER ACTIVITIES

LONG-TERM DEBT REFINANCED

During the fourth quarter of 2006, the Company redeemed $38.1 million in junior subordinated deferrable interest debentures and entered into a new junior subordinated deferrable interest debenture agreement for $25.8 million at an interest rate that is 198 basis points less than the debentures that were redeemed. The new debentures mature on December 15, 2036 and are redeemable at the Company’s option commencing December 15, 2011.

NEW BANKING CENTER

The Company opened a new banking center in Fresno, California during the fourth quarter of 2006.

SIGNIFICANT DEPOSIT RELATIONSHIP UPDATE AND SALE OF SECURITIES

During the fourth quarter of 2006, the Company was notified by its largest deposit customer that the customer intends to withdraw all of its deposit balances at some point prior to June 2007. The depositor, a nationwide mortgage service company, is consolidating all of its operations into its Midwest headquarters. As of December 31, 2006, this depositor represented 12.3% of total deposits and 29.4% of non-interest bearing deposits. As a result of this notification, management sold investment securities available-for-sale with a book value of $105.4 million for a $1.7 million loss in the fourth quarter of 2006 to manage the Company’s future liquidity requirements.

FINANCIAL MEASURES

The following non-GAAP to GAAP reconciliation of the Company’s financial measures provides meaningful supplemental information regarding the Company’s operating results primarily because they exclude amounts included in non-interest income and non-interest expense that management does not consider part of ongoing operating results when assessing the performance of the Company. The non-GAAP financial measures also facilitate the comparison of results for current periods with results for past periods (dollars in thousands, except per share data):

	For the Three Months Ended			For the Twelve Months Ended
	December 31,		September 30,	December 31,
	2006	2005	2006	2006	2005
Net interest income	$29,109	$21,888	$29,474	$102,676	$83,517
Non-interest income	3,499	4,351	4,606	16,410	16,389

	32,608	26,239	34,080	119,086	99,906
Provision for the allowance for loan and lease losses	—	—	—	—	—
Non-interest expense	20,039	14,923	29,495	82,691	59,038
Provision for income taxes	4,682	4,431	1,581	13,826	16,066

GAAP net income	7,887	6,885	3,004	22,569	24,802
Non-GAAP adjustments:
Loss on sale of investment securities available-for-sale	1,701	—	—	1,701	—
Expenses relating to CEO retirement and resignation	—	—	2,074	2,074	—
Accelerated vesting of options granted to new CEO	—	—	424	424	—
Impairment of administrative buildings	—	—	4,774	4,774	—
Write-off of debt issuance costs	—	—	952	952	—
Termination of agreements with former employees	—	—	242	242	—
Write-down of assets relating to rebranding	—	—	199	199	—
Loss relating to bankruptcy of vendor	—	—	38	538	—
Settlement of lawsuit	—	—	—	122	—
Tax effect	(715)	—	(3,659)	(4,635)	—

Non-GAAP operating earnings	$8,873	$6,885	$8,048	$28,960	$24,802

Weighted average shares outstanding:
Basic	22,416,633	15,008,485	22,330,052	19,163,713	14,943,874
Diluted	22,684,076	15,290,600	22,603,495	19,437,018	15,257,539
Average total assets	$2,640,997	$1,880,229	$2,656,366	$2,320,964	$1,848,989
Average shareholders’ equity	$400,148	$205,209	$395,626	$316,798	$198,326

GAAP Profitability Measures:
Earnings per share – basic	$0.35	$0.46	$0.13	$1.18	$1.66
Earnings per share – diluted	$0.35	$0.45	$0.13	$1.16	$1.63
Return on average assets	1.18%	1.45%	0.45%	0.97%	1.34%
Return on average shareholders’ equity	7.82%	13.31%	3.01%	7.12%	12.51%
Efficiency ratio	61.45%	56.87%	86.55%	69.44%	59.09%

Non-GAAP Profitability Measures:
Operating earnings per share – basic	$0.40	$0.46	$0.36	$1.51	$1.66
Operating earnings per share – diluted	$0.39	$0.45	$0.36	$1.49	$1.63
Operating return on average assets	1.33%	1.45%	1.20%	1.25%	1.34%
Operating return on average shareholders’ equity	8.80%	13.31%	8.07%	9.14%	12.51%
Operating efficiency ratio	58.41%	56.87%	61.01%	60.74%	59.09%

Commenting on the fourth quarter, Frank J. Mercardante, Chief Executive Officer of Placer Sierra Bancshares, said, “We made good progress on a number of the strategic actions that we outlined last quarter. With the sale of certain investment securities, we took an important step towards restructuring our balance sheet to address future liquidity needs in light of the anticipated departure of our largest depositor during the first half of 2007. More importantly, we are pleased to be aligned with an excellent merger partner in Wells Fargo. Upon successful completion of the merger, we look forward to introducing our customers to the expanded array of products and services that will be available to them and improving our ability to provide unique solutions for all their financial needs.”

INCOME STATEMENT

NET INTEREST INCOME

Net interest income for the fourth quarter of 2006 remained relatively unchanged at $29.1 million compared to $29.5 million for the third quarter of 2006. The slight decrease in net interest income is attributable to a decrease in the Company’s net interest margin due to a decrease in yields on earning assets primarily in loans and leases held for investment, net of deferred fees and costs, and an increase in the overall cost of deposits based on the current interest rate environment.

NET INTEREST MARGIN

Net interest margin for the fourth quarter of 2006 decreased 11 basis points to 5.34% from 5.45% for the third quarter of 2006.

The yield on average earning assets for the fourth quarter of 2006 decreased four basis points to 7.20% from 7.24% for the third quarter of 2006. The yield on average loans and leases held for investment, net of deferred fees and costs, for the fourth quarter of 2006 decreased 11 basis points to 7.65% from 7.76% for the third quarter of 2006 primarily as a result of certain SBA 7(a) loans that were paid off in the third quarter of 2006 and the corresponding accelerated recognition of deferred gains, which enhanced that quarter’s yield.

The overall cost of interest bearing liabilities for the fourth quarter of 2006 increased 13 basis points to 2.96% from 2.83% for the third quarter of 2006. This increase is primarily due to an increase in the cost of interest bearing deposits, which increased 14 basis points to 2.71%, from 2.57% for the third quarter of 2006, offset by a decrease in the cost of junior subordinated deferrable interest debentures, which decreased 29 basis points to 7.81% in the fourth quarter of 2006 from 8.10% for the third quarter of 2006. The overall cost of deposits increased nine basis points to 1.62% in the fourth quarter of 2006 from 1.53% for the third quarter of 2006. The cost of deposits increased principally due to increased rates paid on money market and time deposit accounts required to attract funding to support loan growth and remain competitive in the marketplace. The cost of junior subordinated debentures decreased due to the redemption of $38.1 million in debentures and the issuance of $25.8 million in new debentures in the fourth quarter at rates 198 basis points lower than the debentures redeemed in the fourth quarter of 2006.

NON-INTEREST INCOME

Total non-interest income for the fourth quarter of 2006 decreased to $3.5 million from $4.6 million for the third quarter of 2006. Non-interest income decreased primarily due to a $1.7 million loss on the sale of investment securities available-for-sale in the fourth quarter of 2006. Service charges and fees on deposit accounts remained relatively unchanged from the third quarter of 2006. Referral and other loan related fees increased $374,000, or 57.6%, from the third quarter of 2006 primarily due to an increase in the number of loans referred to third parties in the fourth quarter. The gain on sale of loans increased $87,000, or 39.2%, from the third quarter of 2006 due to a higher dollar volume of SBA loans sold in the fourth quarter.

NON-INTEREST EXPENSE

Total non-interest expense for the fourth quarter of 2006 decreased to $20.0 million from $29.5 million for the third quarter of 2006. Non-interest expense for the third quarter of 2006 includes $8.7 million in pre-tax expenses affecting salaries and benefits, impairment of long-lived assets and other expenses that management does not consider part of ongoing operating results when assessing the performance of the Company, as noted in the Financial Measures section above. Excluding the $8.7 million in pre-tax expenses, total operating non-interest expense would have been $20.8 million for the third quarter of 2006.

EFFICIENCY RATIO

The Company’s efficiency ratio for the fourth quarter of 2006 decreased to 61.45% from 86.55% for the third quarter of 2006. As previously discussed, non-interest income for the fourth quarter of 2006 includes pre-tax charges of $1.7 million and non-interest expense for the third quarter of 2006 includes $8.7 million in pre-tax charges, both of which management does not consider part of ongoing operating results. Excluding both the $1.7 million and $8.7 million in pre-tax charges, the Company’s operating efficiency ratio would have been 58.41% in the fourth quarter of 2006 and 61.01% in the third quarter of 2006.

BALANCE SHEET

ASSETS

Total assets as of December 31, 2006 remained relatively unchanged at $2.649 billion, compared to $2.674 billion as of September 30, 2006.

LOANS

Total loans and leases held for investment, net of deferred fees and costs, as of December 31, 2006 remained relatively unchanged at $1.847 billion, compared to $1.819 billion as of September 30, 2006. At December 31, 2006, total real estate-related loans accounted for 89.2% of gross loans and leases, compared to 88.9% at September 30, 2006.

DEPOSITS

Total deposits as of December 31, 2006 remained relatively unchanged at $2.159 billion, compared to $2.174 billion as of September 30, 2006. Balances for the largest deposit customer accounted for 12.3% of total deposits at December 31, 2006 and 12.6% at September 30, 2006.

SHAREHOLDERS’ EQUITY

Total shareholders’ equity as of December 31, 2006 remained relatively unchanged at $404.1 million, compared to $395.7 million at September 30, 2006.

CREDIT QUALITY

The Company’s overall credit quality remained strong during the fourth quarter. Non-performing loans to total loans and leases held for investment remained relatively unchanged at 0.75% at December 31, 2006, compared to 0.74% at September 30, 2006. Net recoveries were $3,000 in the fourth quarter of 2006 and $639,000 for the year ended December 31, 2006. Total recoveries as a percentage of total charge-offs for the quarter and year ended December 31, 2006 was 100.94% and 140.29%, respectively. Based on the above, management determined that no provision for loan and lease losses was required during the fourth quarter or for the year ended December 31, 2006.

The allowance for loan and lease losses totaled $22.3 million at December 31, 2006 and represented 1.21% of loans and leases held for investment, net of deferred fees and costs, and 161.36% of non-performing loans and leases as of that date. The allowance for loan and lease losses totaled $22.3 million at September 30, 2006 and represented 1.23% of loans and leases held for investment, net of deferred fees and costs, and 165.44% of non-performing loans and leases as of that date.

REGULATORY CAPITAL

The Company’s regulatory capital ratios at December 31, 2006 are as follows:

Leverage Ratio
Placer Sierra Bancshares	9.3%
Minimum regulatory requirement	4.0%

Tier 1 Risk-Based Capital Ratio
Placer Sierra Bancshares	10.9%
Minimum regulatory requirement	4.0%

Total Risk-Based Capital Ratio
Placer Sierra Bancshares	12.1%
Minimum regulatory requirement	8.0%

FIRST QUARTER 2007 DIVIDEND

Placer Sierra Bancshares also announced today that the Board of Directors declared a common stock cash dividend of $0.15 per share for the first quarter of 2007. The dividend will be payable on or about February 22, 2007 to its shareholders of record on February 9, 2007.

ABOUT PLACER SIERRA BANCSHARES

Placer Sierra Bancshares is a Northern California-based bank holding company for Placer Sierra Bank with 50 banking centers operating throughout California. The bank has 32 banking centers in Northern California extending from the Greater Sacramento area to the San Joaquin Valley. The bank also has 18 banking centers in the Southern California counties of Orange, Los Angeles, San Diego, Riverside and San Bernardino.

Placer Sierra Bank and its divisions, Sacramento Commercial Bank, Bank of Orange County, Bank of Lodi and Southwest Community Bank, offer customers the resources of a large financial institution and the resourcefulness and superior customer service of a community bank.

Placer Sierra Bank offers a broad array of deposit products and services for both commercial and retail customers. These products include electronic banking, cash management services, electronic bill payment and investment services with an emphasis on relationship banking. Placer Sierra Bank also provides competitive loan products such as commercial loans and lines of credit, commercial real estate loans, Small Business Administration loans, residential mortgage loans, home equity lines of credit and construction loans. For more information, please visit www.placersierrabank.com.

Placer Sierra Bancshares is publicly traded on NASDAQ under the stock symbol PLSB. For more information about Placer Sierra Bancshares, please visit www.placersierrabancshares.com.

ABOUT NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures. The Financial Measures table at the beginning of the press release reconciles the non-GAAP financial measures included to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). These non-GAAP financial measures include operating earnings, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity and operating efficiency ratio.

We believe that the non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operating results primarily because they exclude amounts that management does not consider part of ongoing operating results when assessing the performance of the Company. We believe that the non-GAAP financial measures also facilitate the comparison of results for current periods with results for past periods.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We refer to these non-GAAP financial measures in assessing the performance of the Company’s ongoing operations and for planning in future periods. These non-GAAP financial measures also facilitate our internal comparisons to the Company’s historical operating results.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve inherent risks and uncertainties, including, but not limited to, statements relating to the effect of the proposed merger between Wells Fargo & Company and Placer Sierra Bancshares (Placer or the Company). All statements other than statements of historical fact are forward looking statements. These forward looking statements relate to, among other things, the Company’s expectations regarding future operating results, including strategic initiatives and their anticipated consequences, and growth in loans and deposits. The Company cautions readers that a number of important factors could cause actual results to differ materially from those in such forward-looking statements. Risks and uncertainties include, but are not limited to: governmental approvals for the acquisition of the Company by Wells Fargo & Company may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the proposed merger with Wells Fargo & Company; our shareholders may fail to provide the required approvals to consummate the merger; factors may occur which result in a condition to the acquisition of Company and Wells Fargo & Company not being satisfied; growth may be inhibited if the Company cannot attract deposits, including low-cost deposits; revenues are lower than expected or expenses are higher than expected; competitive pressure among depository institutions increases significantly; the cost of additional capital is more than expected; changes in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market areas in which the Company does business, are less favorable than expected; changes that may occur in the securities markets; the Company may suffer an interruption of services from third-party service providers that could adversely affect the Company’s business; the Company may not be able to maintain an effective system of internal and disclosure controls; estimated cost savings from the merger with Southwest Community Bancorp (Southwest) cannot be fully realized within the expected time frame; revenues following the merger are lower than expected; potential or actual litigation occurs; costs or difficulties related to the integration of the businesses of the Company and Southwest are more than expected; or legislation or changes in regulatory requirements adversely affect the businesses in which the Company is engaged. Additional factors that could cause the Company’s financial results to differ materially from those described in the forward looking statements can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (under the heading “Risk Factors”), Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC. The Company undertakes no obligation, and specifically disclaims any obligation, to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made, except as required by law.

ADDITIONAL INFORMATION

Wells Fargo & Company intends to file a registration statement with the Securities and Exchange Commission (SEC) under the Securities Act of 1933, which will contain a proxy statement-prospectus with respect to the merger and the parties also will file other relevant materials with the SEC. Shareholders of Placer Sierra Bancshares and other investors are urged to read the registration statement and proxy statement-prospectus, as well as any amendments or supplements to the registration statement or proxy statement-prospectus, because those documents will contain important information. Upon filing with the SEC, the registration statement and proxy statement-prospectus will be available free on the SEC’s website (http://www.sec.gov). Wells Fargo & Company and Placer will provide, without charge, copies of the proxy statement-prospectus, and any SEC filings incorporated by reference into the proxy statement-prospectus, upon request as follows:

Wells Fargo & Company, Attention Corporate Secretary, MAC N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479, (612) 667-8655.

Placer Sierra Bancshares, Attention Angelee Harris, Corporate Counsel, 525 J Street, Sacramento, California 95814, (916) 554-4822.

Wells Fargo & Company and Placer and their directors and executive officers may be deemed to be participants in the solicitation of proxies from Placer shareholders in connection with the proposed merger. Information about Wells Fargo & Company’s directors and executive officers and their ownership of Wells Fargo common stock is in Wells Fargo’s definitive proxy statement on Schedule 14A for Wells Fargo’s 2006 annual meeting of stockholders, filed with the SEC on March 17, 2006. Information about Placer’s directors and executive officers and their ownership of Placer common stock is in the joint proxy statement/prospectus for Placer’s annual meeting of shareholders, dated April 21, 2006 and filed with the SEC on April 25, 2006. The proxy statement-prospectus for the proposed transaction between Wells Fargo and Placer will provide additional information about participants in the solicitation of proxies from Placer shareholders.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

($ in thousands, except per share data)

	December 31, 2006	September 30, 2006	December 31, 2005
Assets:
Cash and due from banks	$183,709	$222,392	$55,768
Federal funds sold	111,434	24,732	1,500

Cash and cash equivalents	295,143	247,124	57,268

Interest bearing deposits with other banks	100	100	—
Investment securities available-for-sale, at fair value	151,167	255,288	228,379
Federal Reserve Bank and Federal Home Loan Bank stock	21,497	16,211	14,385
Loans held for sale, at lower of cost or market	3,115	3,932	—
Loans and leases held for investment, net of allowance for loan and lease losses of $22,328 at December 31, 2006, $22,325 at September 30, 2006 and $16,714 at December 31, 2005	1,824,401	1,796,671	1,358,772
Premises and equipment, net	21,705	21,117	25,288
Cash surrender value of life insurance	55,581	55,142	44,330
Goodwill	215,957	216,642	103,260
Other intangible assets, net	22,375	23,098	11,589
Other assets	37,927	38,278	17,191

Total assets	$2,648,968	$2,673,603	$1,860,462

Liabilities and shareholders’ equity:
Liabilities:
Non-interest bearing deposits	$904,530	$907,808	$502,387
Interest bearing deposits	1,254,541	1,266,493	1,070,495

Deposits	2,159,071	2,174,301	1,572,882

Short-term borrowings	11,518	15,627	11,369
Accrued interest payable and other liabilities	23,125	24,439	13,319
Junior subordinated deferrable interest debentures	51,167	63,571	53,611

Total liabilities	2,244,881	2,277,938	1,651,181

Shareholders’ equity:
Preferred stock	—	—	—
Common stock	341,510	338,875	160,596
Retained earnings	63,175	58,660	50,948
Accumulated other comprehensive loss, net of taxes	(598)	(1,870)	(2,263)

Total shareholders’ equity	404,087	395,665	209,281

Total liabilities and shareholders’ equity	$2,648,968	$2,673,603	$1,860,462

Shares outstanding	22,492,188	22,375,896	15,042,981

Book value per share	$17.97	$17.68	$13.91

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME

($ in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2006	2005	2006	2006	2005
Interest income:
Interest and fees on loans held for sale	$101	$—	$98	$251	$—
Interest and fees on loans and leases held for investment	35,253	23,983	34,691	122,423	89,331
Interest on interest bearing deposits with other banks	—	—	—	—	2
Interest and dividends on investment securities:
Taxable	2,628	2,535	2,684	10,409	10,028
Tax-exempt	400	182	402	1,225	717
Interest on federal funds sold	870	335	1,294	2,720	953

Total interest income	39,252	27,035	39,169	137,028	101,031

Interest expense:
Interest on deposits	8,740	4,153	8,315	29,041	13,946
Interest on short-term borrowings	89	31	82	567	111
Interest on junior subordinated deferrable interest debentures	1,314	963	1,298	4,744	3,457

Total interest expense	10,143	5,147	9,695	34,352	17,514

Net interest income	29,109	21,888	29,474	102,676	83,517
Provision for the allowance for loan and lease losses	—	—	—	—	—

Net interest income after provision for the allowance for loan and lease losses	29,109	21,888	29,474	102,676	83,517

Non-interest income:
Service charges and fees on deposit accounts	2,388	1,962	2,379	8,614	7,763
Referral and other loan-related fees	1,023	1,107	649	3,328	3,941
Increase in cash surrender value of life insurance	438	420	503	1,772	1,660
Debit card and merchant discount fees	399	322	385	1,433	1,223
Revenues from sales of non-deposit investment products	338	257	235	1,086	827
Gain on sale of loans held for sale, net	309	—	222	735	—
Gain on sale of loans held for investment, net	—	—	—	201	—
Loan servicing income	150	70	84	373	410
Loss on sale of investment securities available-for-sale, net	(1,701)	—	—	(1,701)	(56)
Other	155	213	149	569	621

Total non-interest income	3,499	4,351	4,606	16,410	16,389

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME-CONTINUED

($ in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2006	2005	2006	2006	2005
Non-interest expense:
Salaries and employee benefits	10,387	7,299	13,314	41,292	29,768
Occupancy and equipment	2,641	2,036	2,658	9,641	8,066
Impairment of long-lived assets	—	—	4,973	4,973	—
Other	7,011	5,588	8,550	26,785	21,204

Total non-interest expense	20,039	14,923	29,495	82,691	59,038

Income before income taxes	12,569	11,316	4,585	36,395	40,868
Provision for income taxes	4,682	4,431	1,581	13,826	16,066

Net income	$7,887	$6,885	$3,004	$22,569	$24,802

Earnings per share:
Basic	$0.35	$0.46	$0.13	$1.18	$1.66

Diluted	$0.35	$0.45	$0.13	$1.16	$1.63

Weighted average shares outstanding:
Basic	22,416,633	15,008,485	22,330,052	19,163,713	14,943,874

Diluted	22,684,076	15,290,600	22,603,495	19,437,018	15,257,539

Cash dividends declared per share	$0.15	$0.12	$0.15	$0.54	$0.48

UNAUDITED CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET

($ in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,		September 31,	December 31,
	2006	2005	2006	2006	2005
Average assets:
Loans held for sale	$3,719	$—	$5,524	$2,330	$—
Loans and leases, held for investment	1,829,093	1,358,155	1,773,523	1,625,695	1,323,467
Investment securities available-for-sale	242,841	228,612	252,789	238,590	231,650
Federal funds sold	65,966	33,548	99,126	53,608	29,721
Interest bearing deposits with other banks	100	14	100	59	97
Other earning assets	20,843	14,493	16,323	16,690	13,170

Average earning assets	2,162,562	1,634,822	2,147,385	1,936,972	1,598,105
Other assets	478,435	245,407	508,981	383,992	250,884

Average total assets	$2,640,997	$1,880,229	$2,656,366	$2,320,964	$1,848,989

Average liabilities and shareholders’ equity:
Average liabilities:
Non-interest bearing deposits	$856,594	$510,454	$874,957	$697,884	$498,419
Interest bearing deposits	1,280,215	1,077,912	1,283,163	1,205,389	1,065,468

Average deposits	2,136,809	1,588,366	2,158,120	1,903,273	1,563,887
Other interest bearing liabilities	78,819	67,064	77,166	80,097	66,953
Other liabilities	25,221	19,590	25,454	20,796	19,823

Average liabilities	2,240,849	1,675,020	2,260,740	2,004,166	1,650,663
Average shareholders’ equity	400,148	205,209	395,626	316,798	198,326

Average liabilities and shareholders’ equity	$2,640,997	$1,880,229	$2,656,366	$2,320,964	$1,848,989

YIELD ANALYSIS:
Average loans and leases held for investment	$1,829,093	$1,358,155	$1,773,523	$1,625,695	$1,323,467
Yield	7.65%	7.01%	7.76%	7.53%	6.75%
Average earning assets	$2,162,562	$1,634,822	$2,147,385	$1,936,972	$1,598,105
Yield	7.20%	6.56%	7.24%	7.07%	6.32%
Average interest bearing deposits	$1,280,215	$1,077,912	$1,283,163	$1,205,389	$1,065,468
Cost	2.71%	1.53%	2.57%	2.41%	1.31%
Average deposits	$2,136,809	$1,588,366	$2,158,120	$1,903,273	$1,563,887
Cost	1.62%	1.04%	1.53%	1.53%	0.89%
Average interest bearing liabilities	$1,359,034	$1,144,976	$1,360,329	$1,285,486	$1,132,421
Cost	2.96%	1.78%	2.83%	2.67%	1.55%

Interest spread	4.24%	4.78%	4.41%	4.40%	4.77%
Net interest margin	5.34%	5.31%	5.45%	5.30%	5.23%

CREDIT QUALITY MEASURES

	At or for the Twelve Months Ended 12/31/06	At or for the Nine Months Ended 9/30/06	At or for the Six Months Ended 6/30/06	At or for the Three Months Ended 3/31/06	At or for the Twelve Months Ended 12/31/05
Non-performing loans and leases to total loans and leases held for investment	0.75%	0.74%	0.17%	0.09%	0.22%

Non-performing assets to total assets	0.52%	0.50%	0.11%	0.07%	0.16%

Allowance for loan and lease losses to total loans and leases held for investment	1.21%	1.23%	1.21%	1.17%	1.22%

Allowance for loan and lease losses to non-performing loans and leases	161.36%	165.44%	702.41%	1294.14%	545.67%

Allowance for loan and lease losses to non-performing assets	161.36%	165.44%	702.41%	1294.14%	545.67%

Net charge-offs (recoveries) to average loans and leases held for investment (1)	(0.04)%	(0.05)%	0.02%	0.04%	(0.04)%

(1)	Annualized

LOANS

($ in thousands)

	Balance at 12/31/06	Balance at 09/30/06	Balance at 06/30/06	Balance at 03/31/06	Balance at 12/31/05
Loans and leases held for investment:
Real estate – mortgage	$1,323,114	$1,293,169	$1,256,372	$1,029,246	$990,362
Real estate – construction	328,135	326,080	327,729	211,605	207,078
Commercial	169,409	170,386	169,676	149,104	147,830
Agricultural	4,862	6,162	4,940	3,645	5,779
Consumer	16,053	16,033	13,370	12,181	11,703
Leases receivable and other	7,701	9,923	11,288	12,755	15,431

Total gross loans and leases held for investment	1,849,274	1,821,753	1,783,375	1,418,536	1,378,183

Less: Allowance for loan and lease losses	(22,328)	(22,325)	(21,529)	(16,565)	(16,714)
Deferred loan and lease fees, net	(2,545)	(2,757)	(3,183)	(2,343)	(2,697)

Total net loans and leases held for investment	$1,824,401	$1,796,671	$1,758,663	$1,399,628	$1,358,772

Total loans and leases held for investment, net of deferred fees and costs	$1,846,729	$1,818,996	$1,780,192	$1,416,193	$1,375,486

Percent of gross loans and leases held for investment:

Real estate – mortgage	71.5%	71.0%	70.4%	72.5%	71.9%
Real estate – construction	17.7%	17.9%	18.4%	14.9%	15.0%
Commercial	9.2%	9.4%	9.5%	10.5%	10.7%
Agricultural	0.3%	0.3%	0.3%	0.3%	0.4%
Consumer	0.9%	0.9%	0.8%	0.9%	0.8%
Leases receivable and other	0.4%	0.5%	0.6%	0.9%	1.2%

	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSITS

($ in thousands)

	Balance at 12/31/06	Balance at 09/30/06	Balance at 06/30/06	Balance at 03/31/06	Balance at 12/31/05
Non-interest bearing deposits	$904,530	$907,808	$964,358	$494,879	$502,387

Interest bearing deposits:
Interest bearing demand	240,290	224,098	228,723	224,537	223,932
Money market	462,625	450,412	418,329	355,474	289,497
Savings	129,688	137,015	150,514	151,809	164,123
Time, under $100,000	201,163	215,318	204,973	209,235	211,029
Time, $100,000 or more	220,775	239,650	240,208	190,860	181,914

Total interest bearing deposits	1,254,541	1,266,493	1,242,747	1,131,915	1,070,495

Total deposits	$2,159,071	$2,174,301	$2,207,105	$1,626,794	$1,572,882

Percent of total deposits:

Non-interest bearing deposits	41.9%	41.8%	43.7%	30.4%	31.9%
Interest bearing deposits:
Interest bearing demand	11.1%	10.3%	10.3%	13.8%	14.2%
Money market	21.5%	20.7%	19.0%	21.9%	18.5%
Savings	6.0%	6.3%	6.8%	9.3%	10.4%
Time, under $100,000	9.3%	9.9%	9.3%	12.9%	13.4%
Time, $100,000 or more	10.2%	11.0%	10.9%	11.7%	11.6%

Total interest bearing deposits	58.1%	58.2%	56.3%	69.6%	68.1%

	100.0%	100.0%	100.0%	100.0%	100.0%